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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130237) pertaining to the Cynosure 1992 Stock Option Plan, Cynosure 2004 Stock Option Plan, and the Cynosure 2005 Stock Incentive Plan of our reports dated March 7, 2007, with respect to the consolidated financial statements of Cynosure, Inc., Cynosure, Inc.'s management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cynosure, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 8, 2007